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                EXHIBIT 23.1 - CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-65784, 33-76532, 333-04701 and 333-58195)
and Form S-3 (File No. 333-42300) of Tricord Systems, Inc. of our report dated January 19, 2001, except as to Note 9, for which the date is February 27, 2001, relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in the Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 19, 2001 relating to the financial statement schedule, which appears in this Form 10-K.



                                                      PricewaterhouseCoopers LLP


Minneapolis, Minnesota
March 28, 2001